Exhibit 1.1

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of February 21, 2019 (this “Amendment”), to the Distribution Agreement, dated as of January 30, 2017 (the “Distribution Agreement”), between THE BANK OF NEW YORK MELLON CORPORATION (the “Company”) and the institutions listed on Schedule I to the Distribution Agreement (the “Agents”) with respect to the issue and sale by the Company from time to time of its Senior Medium-Term Notes Series J and its Senior Subordinated Medium-Term Notes Series K under the Company’s medium-term notes program.

WHEREAS, the Company and the Agents are “covered entities” as defined in the rules of the Board of Governors of the Federal Reserve System regarding Qualified Financial Contracts of Global Systemically Important Banking Organizations, 12 C.F.R. Subpart I, §§ 252.81 et seq. (the “QFC Stay Rules”);

WHEREAS, the parties desire to amend the Distribution Agreement as set forth herein in order to include provisions for purposes of conforming the Distribution Agreement and each Terms Agreement (as defined in the Distribution Agreement) entered into on or after the date hereof to the requirements of the QFC Stay Rules, and to make certain administrative updates;

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	Amendments.

A.	A new Section 19 is hereby added as follows:

“SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(a)        Transfer and Default Rights.

(i)        In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement or any Terms Agreement and any interest and obligation in or under this Agreement or any Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)        In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 19(a) apply notwithstanding the following Section 19(b).

(b)        BHC Act Affiliate Insolvency.

(i)        Notwithstanding anything to the contrary in this Agreement, any Terms Agreement or any other agreement, but subject to the requirements of Section 19(a), no party to this Agreement or any Terms Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement or any Terms Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii)        After a BHC Act Affiliate of a party that is a Covered Entity has become subject to an Insolvency Proceeding, if any party to this Agreement or any Terms Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement or any Terms Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)        Definitions. For purposes of this Section 19:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution or similar proceeding; and

“U.S. Special Resolution Regime” means each of (y) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (z) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

B.

Any reference in the Distribution Agreement to the Company’s or its affiliates’ street addresses at “225 Liberty Street, 21st Floor”, “101 Barclay Street, 3rd Fl”, or “101 Barclay Street, 3W” shall be deemed to read “240 Greenwich Street”.

C.	Any reference to the Agent “Goldman, Sachs & Co.” shall be deemed to read “Goldman Sachs & Co. LLC”.

2.

No Other Amendments. The Distribution Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Distribution Agreement and this Amendment were contained in one document. Except as expressly amended hereby, the Distribution Agreement remains in full force and effect in accordance with its terms. All references in any other agreement or document to the Distribution Agreement shall, on and after the date hereof, be deemed to refer to the Distribution Agreement as amended hereby.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.

Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.	Effective Date. This Amendment shall be effective as of the date first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Scott Freidenrich

Name:	Scott Freidenrich
Title:	Executive Vice President and Treasurer

[Signature Page to Amendment No. 1 to Distribution Agreement]

Accepted as of the date set forth above:

BARCLAYS CAPITAL INC.

By:	/s/ Meghan M. Maher

Name:	Meghan M. Maher
Title:	Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Daniel Klinger

Name:	Daniel Klinger
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.

Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Richard Myers

Name:	Richard Myers
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher J. Kulusic

Name:	Christopher J. Kulusic
Title:	Director, Debt Syndicate

By:	/s/ Matthew J. Siracuse

Name:	Matthew J. Siracuse
Title:	Managing Director, Debt Syndicate

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Finmara

Name:	Raffael Finmara
Title:	Vice President

[Signature Page to Amendment No. 1 to Distribution Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner

Name:	Stephen L. Sheiner
Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John Binnie

Name:	John Binnie
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez

Name:	Hector Vazquez
Title:	Vice President

UBS SECURITIES LLC

By:	/s/ Mehdi Manii

Name:	Mehdi Manii
Title:	Executive Director

By:	/s/ James Andersen

Name:	James Andersen
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

[Signature Page to Amendment No. 1 to Distribution Agreement]